UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, on May 3, 2016, Spark Energy, Inc. (the “Company”) and Spark HoldCo, LLC (“Spark HoldCo”) entered into a Membership Interest Purchase Agreement (the “Major Energy Purchase Agreement”), with Retailco, LLC and National Gas & Electric, LLC (“NG&E”), pursuant to which Spark HoldCo has agreed to purchase, and NG&E has agreed to sell, all of the outstanding membership interests in Major Energy Services LLC, a New York limited liability company, Major Energy Electric Services LLC, a New York limited liability company, and Respond Power LLC, a New York limited liability company (collectively, the “Major Energy Companies”). NG&E is owned by W. Keith Maxwell III, our Chairman of the Board, founder and majority shareholder. The closing of the acquisition is anticipated in the third quarter of 2016. The financial statements of the Major Energy Companies included herein are being provided in accordance with Rule 3-05 of Regulation S-X.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
The audited combined financial statements of the Major Energy Companies as of and for the years ended December 31, 2015 and 2014 are included in this Form 8-K as Exhibit 99.1.
The unaudited combined financial statements of the Major Energy Companies as of March 31, 2016 and December 31, 2015 and for the three months ended March 31, 2016 and 2015 are included in this Form 8-K as Exhibit 99.2.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015 are included in this Form 8-K as Exhibit 99.3.
(c) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditor of the Major Energy Companies, PricewaterhouseCoopers, LLP
99.1	Audited Combined Financial Statements of the Major Energy Companies
99.2	Unaudited Combined Financial Statements of the Major Energy Companies
99.3	Unaudited Pro Forma Condensed Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016	Spark Energy, Inc.

	By:	/s/ Robert Lane
	Name:	Robert Lane
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Auditor of the Major Energy Companies, PricewaterhouseCoopers, LLP
99.1	Audited Combined Financial Statements of the Major Energy Companies
99.2	Unaudited Combined Financial Statements of the Major Energy Companies
99.3	Unaudited Pro Forma Condensed Financial Information